AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT effective as of the last day on the signature block, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to update the fee schedule on Exhibit GG of the agreement and to amend the series of the trust to add the Semper Brentview Dividend Growth Equity Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Effecitve May 1, 2021, Amended Exhibit GG is hereby superseded and replaced with Amended Exhibit GG attached hereto

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISORS SERIES TRUST U.S. BANCORP FUND SERVICES, LLC

By: ______________________________ By_____________________________

Printed Name: _______________________ Printed Name: ______________________

Title:    President         Title: Senior Vice President

Date:                 Date:

Semper

Amended Exhibit GG to the Advisors Series Trust Fund Accounting Servicing Agreement

Name of Series                         Date Added
Semper MBS Total Return Fund
Semper Short Duration Fund
Semper Absolute Return Bond Fund      on or after August 30, 2016
Semper Brentview Dividend Growth Equity Fund      on or after May 1, 2021
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at May 1, 2021

Annual Fee Based Upon Average Net Assets per Fund*
Basis points
8 on the first $ [  ] million
6 on the next $ [  ] million
5 on the balance

$ [  ]- per fund, Minimum Annual Fee

■$[  ]- Additional fee for each additional class, Controlled Foreign Corporation (CFC)
■$[  ]- Additional fee per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$ [  ]- Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ [  ]- Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ [  ]- Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$ [  ]- Bank Loans
■$ [  ] - Intraday money market funds pricing, up to 3 times per day
■$ [  ] per Month Manual Security Pricing (>25per day)

■Derivative Instruments are generally charged at the following rates:
•$ [  ]- Interest Rate Swaps, Foreign Currency Swaps
•$ [  ]- Swaptions
•$ [  ]- Credit Default Swaps

Semper

Amended Exhibit GG to the Advisors Series Trust Fund Accounting Servicing Agreement

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Action Services and Factor Services
■$ [  ]- per Foreign Equity Security per Month
■$ [  ]- per Domestic Equity Security per Month
■$ [  ]- per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$ [  ] - per security per month for fund administrative data
SEC Modernization Requirements
■$ [  ]- per year, per Fund, Form N-PORT
■$ [  ] - per year, per Fund, Form N-CEN
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Semper

Amended Exhibit GG to the Advisors Series Trust Fund Accounting Servicing Agreement

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)
Section 15(c) Reporting
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services
■$ [  ]- per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Semper

Amended Exhibit GG to the Advisors Series Trust Fund Accounting Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

■$ [  ] for the first adviser fund (subject to Board approval)
■$ [  ] for each additional fund 2-5 managed by the adviser (subject to change based on Board review and approval)
■$ [  ] for each fund over 5 funds managed by the adviser
■$ [  ] per sub-adviser per fund (capped at $ [  ] per sub-adviser over the fund complex)
■For more than one fund, fees will be aggregated and allocated equally.

■$ [  ]- onboarding fee per fund complex
•If a fund launches within 12 months of execution of the LOI, the onboarding fee is included in the $[  ]first fund fee
■Per adviser relationship, and subject to change based upon board review and approval.
■For advisers with more than one fund, fees will be aggregated and allocated equally across all of their funds, with the exception of sub-advised funds.
■The CCO fees for sub-advised funds are to be borne fully by each sub-advised fund (i.e., the sub-advised fund bears entirely the additional sub-adviser fee)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Semper

Amended Exhibit GG (continued) to the Advisors Series Trust Fund Accounting Servicing Agreement

Additional Available Services
(These services will not be billed for, unless selected)
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Transfer In-Kind
■$ [  ]- per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*
Daily Compliance Services (if required)
■$ [  ]- per fund per year, Base fee
■$ [  ]- per fund group setup
Section 18 Compliance Testing
■$ [  ]- per fund complex set up fee
■$ [  ] - per fund per month
Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situations:
■Fee will be accessed.
Rule 2a-5 Reporting (valuation reporting and support):
■$ [  ] per fund
Customized delivery of data:
■TBD
Optional Tax Services
■$ [  ]- per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$ [  ]- per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$ [  ]- per additional return, State tax returns (First two included in core services)
Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$ [  ]- To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$ [  ]- per estimate, To Prepare provision estimates

Semper

State Tax Returns
■$ [  ]- per fund, State tax notice consultative support and resolution
■$ [  ]- per state return, To Prepare state income tax returns for funds and blocker entities

•$ [  ]- per state return, Sign state income tax returns
•Assist in filing state income tax returns - Included with preparation of returns

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit GG.

Semper Capital Management, L.P.

By:_____________________________

Printed Name:_____________________

Title:____________________________    Date:_______________

Semper